Exhibit (h)(i)A

AMENDMENT NO. 1, DATED AUGUST 6, 2009,
TO THE FUND ADMINISTRATION AND ACCOUNTING AGREEMENT DATED MAY
7, 2009 BY AND BETWEEN THE BANK OF NEW YORK MELLON (“BNY”) AND
EACH SERIES OF THE CULLEN FUNDS TRUST LISTED ON EXHIBIT A TO THE
AGREEMENT (THE “FUNDS”)

     WHEREAS, the parties wish to amend the Agreement:

     NOW THEREFORE, the Funds and BNY hereby agree to amend the Agreement as follows:

Exhibit A to the Agreement is replaced with the attached Amended and Restated Exhibit A

     IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

EACH FUND LISTED ABOVE ON EXHIBIT A	THE BANK OF NEW YORK MELLON

By: /s/ Jeff Battaglia	By: /s/ Peter Holland
Name: Jeff Battaglia	Name: Peter Holland
Title: Treasurer	Title: Managing Director

Exhibit A
as of August 6, 2009

Cullen High Dividend Equity Fund, a series of Cullen Funds Trust

Cullen International High Dividend Fund, a series of Cullen Funds Trust

Cullen Small Cap Value Fund, a series of Cullen Funds Trust